EXHIBIT 7

                          Latest Report of Condition of
                          Trustee published pursuant to
                          law or the requirement of its
                        surviving or examining authority.

LaSalle National Bank      Call Date: 9/30/98    ST-BK: 17-1520     FFIEC    031
                           12/31/96

135 South LaSalle Street                                             Page   RC-1
Chicago, IL  60603         Vendor ID: D         CERT:  15407           11

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):  RCFD
     a. Noninterest-bearing balances and currency and coin (1)                 0081           854,632   1.a
     b. Interest-bearing balances (2)                                          0071             2,761   1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)             1754           776,008   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)           1773         5,097,883   2.b
  3. Federal funds sold and securities purchased under agreements to resell    1350           121,804   3.
  4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income  RCFD
         (from Schedule RC-C)                     2122        13,713,766                                4.a
     b. LESS: Allowance for loan and lease        3123           265,039                                4.b
         losses
     c. LESS: Allocated transfer risk reserve     3128                 0                                4.c
     d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                   2125        13,448,727   4.d
  5. Trading assets (from Schedule RC-D)                                       3545           185,355   5.
  6. Premises and fixed assets (including capitalized leases)                  2145           117,710   6.
  7. Other real estate owned (from Schedule RC-M)                              2150             1,752   7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                            2130                 0   8.
  9. Customers' liability to this bank on acceptances outstanding              2155             9,238   9.
 10. Intangible assets (from Schedule RC-M)                                    2143            18,808   10.
 11. Other assets (from Schedule RC-F)                                         2160           490,891   11.
 12. Total assets (sum of items 1 through 11)                                  2170        21,125,569   12.     21,125,569

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(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

LaSalle National Bank       Call Date: 6/30/98   ST-BK: 17-1520     FFIEC  031
                            12/31/96

135 South LaSalle Street                                           Page   RC-2
Chicago, IL  60603          Vendor ID: D        CERT:  15407         12

Transit Number:  71000505

                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                     RCON
         columns A and C from Schedule RC-E, part I)                              2200     10,157,995   13.a
                                                  RCON
         (1) Noninterest-bearing (1)              6631         2,259,453                                13.a.1
         (2) Interest-bearing                     6636         7,898,542                                13.a.2
                                                                                  RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                  2200      2,895,504   13.b
                                                  RCFN
         (1) Noninterest-bearing                  6631                 0                                13.b.1
         (2) Interest-bearing                     6636         2,895,504                                13.b.2
                                                                                  RCFD
 14. Federal funds purchased and securities sold under agreements to              2800      2,285,503   14.
     repurchase
                                                                                  RCON
 15. a. Demand notes issued to the U.S. Treasury                                  2840        884,385   15.a
                                                                                  RCFD
     b. Trading liabilities (from Schedule RC-D)                                  3548         59,393   15.b
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                             2332      2,620,485   16.a
     b. With a remaining maturity of more than one year through three years       A547         12,665   16.b
     c. With a remaining maturity of more than three years                        A548         48,990   16.c
 17. Not applicable.
 18. Bank's liability on acceptances executed and outstanding                     2920          9,238   18.
 19. Subordinated notes and debentures (2)                                        3200        481,000   19.
 20. Other liabilities (from Schedule RC-G)                                       2930        356,535   20.
 21. Total liabilities (sum of items 13 through 20)                               2948     19,811,693   21.
 22. Not applicable.

EQUITY CAPITAL
                                                                                  RCFD
 23. Perpetual preferred stock and related surplus                                3838              0   23.
 24. Common stock                                                                 3230         26,911   24.
 25. Surplus (exclude all surplus related to preferred stock)                     3839        351,756   25.
 26. a. Undivided profits and capital reserves                                    3632        927,775   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities    8434          7,434   26.b
 27. Cumulative foreign currency translation adjustments                          3284              0   27.
 28. Total equity capital (sum of items 23 through 27)                            3210      1,313,876   28.
 29. Total liabilities and equity capital (sum of items 21 and 28)                3300     21,125,569   29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1. Indicate in the box at the right  the number of  the statement  below  that best describes  the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date during 1997         RCFD      Number
                                                                                  6724        N/A       M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.